EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the use of the name Ralph E. Davis Associates, Inc. and to the incorporation by reference into the Registration Statement on Form S-3 of Miller Energy Resources, Inc. of our reports titled as follows:

1.	"Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2010 SEC Parameters” with an effective date of April 30, 2010,

2.	“Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2011 SEC Parameters” with an effective date of April 30, 2011,

3.	“Cook Inlet Energy Estimated Future Reserves and Income as of April 30, 2012 SEC Parameters” with an effective date of April 30, 2012,

4.	"Miller Energy Resources Estimated Future Reserves and Income as of April 30, 2012 SEC Parameters” with an effective date of April 30, 2012,

each of which appears in the annual report on Form 10-K of Miller Energy Resources, Inc. for the year ended April 30, 2012.

Very Truly Yours,

RALPH E. DAVIS ASSOCIATES
/s/ L. B. Branum
L.B. Branum
Vice President
October 5, 2012
Houston, Texas